                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

         National Investors Cash Management Fund, Inc., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The charter of the Corporation is hereby amended by these
Articles of Incorporation as follows:

                  In each instance in which the words "Kennedy Cabot Money Market Portfolio" appear in the Articles of Incorporation, the words "Kennedy Cabot Money Market Portfolio" shall be deleted and the words "Jack White Money Market Portfolio" shall be substituted therefor; and

                  In each instance in which the words "Kennedy Cabot U.S. Government Portfolio" appear in the Articles of Incorporation, the words "Kennedy Cabot U.S. Government Portfolio" shall be deleted and the words "Jack White U.S. Government Portfolio" shall be substituted therefor; and

                  In each instance in which the words "Kennedy Cabot Municipal Portfolio" appear in the Articles of Incorporation, the words "Kennedy Cabot Municipal Portfolio" shall be deleted and the words "Jack White Municipal Portfolio" shall be substituted therefor.

         SECOND: The foregoing amendments have been effected in the manner by the vote required by the Corporation's charter and laws of the State of Maryland. The amendments were approved by a majority of the Board of Directors of the Corporation without action of the stockholders in accordance with Section 2-605(a)(4) of the Maryland General Corporation Law, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         THIRD:   Except as amended hereby, the Corporation's charter shall
remain in full force and effect.

         FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of
Amendment.

         The Vice President and Assistant Treasurer acknowledges these Articles of Amendments to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of the

Corporation's charter are true in all respects, and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Assistant Treasurer, duly authorized officer of the Corporation, and attests by its Assistant Secretary, effective the 30th day of December, 1998.

                                        NATIONAL INVESTORS CASH
                                        MANAGEMENT FUND, INC.

                                        /s/ Thomas Textor
                                        --------------------------------------
                                        Thomas Textor
                                        Vice President and Assistant Treasurer
ATTEST:

/s/ Arnold Feist
-------------------
Arnold Feist
Assistant Secretary

                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

         NATIONAL INVESTORS CASH MANAGEMENT FUND, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, MD 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by deleting
Article III, Section (2) in its entirety and inserting the following in lieu thereof:

         "(2) To hold, invest and reinvest in assets in securities, and in connection therewith to hold part or all of its assets (a) in cash and/or (b) in shares of another registered investment company known in the investment company industry as a master fund, which company holds securities and other assets for investment purposes (the "Master Fund")."

         SECOND: The charter of the Corporation is hereby further amended by adding the following provision as Article III, Section (5), and renumbering
Article III, Section (5) thereof as Article III, Section (6):

         "(5) To transfer all or substantially all the assets of the Corporation (or the assets of a series thereof) in exchange for shares in a Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act (all without the vote or consent of the stockholders of the Corporation), and all such actions, regardless of the frequency with which they are pursued, shall be deemed in furtherance of the ordinary, usual and customary business of the Corporation."

         THIRD: The charter of the Corporation is hereby further amended by deleting Article V, Section (9) in its entirety and inserting the following in lieu thereof:

         "(9) Unless otherwise expressly provided in the charter of the Corporation, including those matters set forth in Article III, Sections
         (4) and (5) hereof and including any Articles Supplementary thereto, on each matter submitted to a vote of stockholders, each holder of a share of stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of all classes and series shall vote together as a single class; provided, however, that (a) as to any matter with respect to which a separate vote of any class or series is required by the

         Investment Company Act, or any rules, regulations or orders issued thereunder, or by the Maryland General Corporation Law, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes and series as described above,
         (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more classes or series, then, subject to paragraph (c) below, the shares of all other classes and series not entitled to a separate class vote shall vote as a single class, and (c) as to any matter which does not affect the interest of a particular class or series, such class or series shall not be entitled to any vote and only the holders of shares of the affected classes and series, if any, shall be entitled to vote. The shares of capital stock shall have no voting rights in connection with the transfer of all or substantially all the assets of the Corporation (or the assets of a series thereof) to a Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act."

         FOURTH: The charter of the Corporation is hereby further amended by adding the following provision as Article VIII, Section (10):

         "(10) Notwithstanding any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or the General Laws of the State of Maryland, the Board of Directors of the Corporation is vested with the sole power, to the exclusion of the stockholders, upon the affirmative vote of the majority of the entire Board of Directors, to transfer all or substantially all the assets of the Corporation (or the assets of a series thereof) to a Master Fund in exchange for shares in such Master Fund or for such other consideration as permitted by the General Laws of the State of Maryland and the Investment Company Act."

         FIFTH: The foregoing amendments have been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The foregoing amendments were adopted and deemed advisable by unanimous written consent of the Corporation's Board of Directors and approved by the vote of the sole stockholder of the Corporation entitled to vote on the matter.

         SIXTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

         SEVENTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

         The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President, a duly authorized officer of the Corporation, and attested by its Assistant Secretary, as of the 9th day of February, 1999.

                                        NATIONAL INVESTORS CASH
                                        MANAGEMENT FUND, INC.

                                        /s/ Christopher J. Kelley
                                        ----------------------------
                                        Christopher J. Kelley
                                        Vice President and Secretary
ATTEST:

/s/ Karen Jacoppo-Wood
----------------------------
Karen Jacoppo-Wood
Vice President and Assistant Secretary

                  NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

         National Investors Cash Management Fund, Inc., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Article V(1) of the Corporation's charter is hereby amended in its entirety to read as follows:

                 The total number of shares which the Corporation has authority to issue is one hundred billion (100,000,000,000) shares of common stock (par value $0.0001 per share), amounting in aggregate par value to ten million dollars ($10,000,000.00). All of such shares of common stock are classified into four separate series to be known as "Jack White Money Market Portfolio," "Jack White U.S. Government Portfolio," "Jack White Municipal Portfolio," and the "Jack White California Municipal Money Market Portfolio." Each such series shall be divided as follows: the Jack White Money Market Portfolio shall consist of fifty billion (50,000,000,000) shares; the Jack White U.S. Government Portfolio shall consist of twenty billion (20,000,000,000) shares; the Jack White Municipal Portfolio shall consist of twenty billion (20,000,000,000) shares; and the Jack White California Municipal Money Market Portfolio shall consist of ten billion (10,000,000,000) shares. All of the shares of each such series are classified as a single class.

         SECOND: The foregoing amendments have been effected in the manner and by the vote required by the Corporation's charter and the laws of the State of Maryland. The amendments were approved by a majority of the Board of Directors of the Corporation, and at the time of approval by the Board of Directors there were no shares of stock of the Corporation entitled to vote on the matter either outstanding or subscribed for.

         THIRD: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

         FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

         The Vice President and Secretary acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Secretary, a duly authorized officer of the Corporation, and attested by its Assistant Secretary, effective the 29th day of March, 1999.

                                        NATIONAL INVESTORS CASH
                                        MANAGEMENT FUND, INC.

                                        /s/ Christopher J. Kelley
                                        ----------------------------
                                        Christopher J. Kelley
                                        Vice President and Secretary
ATTEST:

/s/ Karen Jacoppo-Wood
----------------------
Karen Jacoppo-Wood
Assistant Secretary